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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 24, 1999



                              Norrell Corporation
               (Exact Name of Registrant as Specified in Charter)



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
         Georgia                         1-14018                              58-0953079
(State or Other Jurisdiction        (Commission File Number)            (IRS Employer Identification No.)
        of Incorporation)
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                            3535 Piedmont Road, N.E.
                             Atlanta, Georgia 30305
                    (Address of Principal Executive Offices)

                                 (404) 240-3000
              (Registrant's telephone number, including area code)

                                Not applicable.
         (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events.

         On March 24, 1999, Norrell Corporation, a Georgia corporation (the "Company"), Interim Services Inc., a Delaware corporation ("Interim"), and Interim Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Interim ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the shareholders of the Company will receive 0.9 shares (the "Merger Shares") of Interim common stock, par value $.01 per share (the "Interim Common Stock"), for each share of the Company's common stock, no par value (the "Company Common Stock"). In lieu of Interim Common Stock, shareholders of the Company may elect to receive a cash payment (a "Cash Election") with respect to their shares of Company Common Stock (such shares relating to such Cash Election hereinafter referred to as "Cash Election Shares") equal to the greater of (i) 0.9 times the Base Period Trading Price, as described below, or (ii) $16.00, for each share of Company Common Stock held by such shareholder (together with the Merger Shares, the "Merger Consideration"); provided that the aggregate number of Cash Election Shares may be reduced on a pro rata basis among all shareholders of the Company in the event the number of Cash Election Shares exceeds certain limitations as set forth in the Merger Agreement. The Base Period Trading Price is the average of the daily closing sales prices for shares of Interim Common Stock for the twenty consecutive days on which such shares are actually traded, ending at the close of trading on the second trading day immediately prior to the effective time of the Merger, as described below.

         Pursuant to the terms of the Merger Agreement, as soon as practicable after the satisfaction of the terms and conditions set forth therein, the Company will be merged with and into Sub (the "Merger") with Sub surviving the Merger as a wholly owned subsidiary of Interim. At the time at which the Merger is consummated, each then outstanding share of Common Stock (other than shares of Common Stock held as treasury stock of the Company) will be converted into the right to receive the Merger Consideration.

         The Merger is conditioned upon, among other things, the approval of the Merger Agreement and related transactions by the holders of a majority of the issued and outstanding shares of Company Common Stock, the approval of the Merger Agreement and related transactions by the holders of a majority of the issued and outstanding shares of Interim Common Stock and the approval of the Merger and related transactions by certain regulatory authorities.

         A press release announcing the execution of the Merger Agreement was released by the Company on March 25, 1999 (the "Press Release").

         The Merger Agreement and the Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, and each is incorporated herein by reference in its entirety. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such Exhibits.



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Item 7.  Exhibits

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
99.1 Agreement and Plan of Merger by and among Interim Services Inc., Interim Merger Corporation and Norrell Corporation, dated as of March 24, 1999.

99.2 Press Release, dated March 25, 1999, issued jointly by Norrell Corporation and Interim Services Inc.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                NORRELL CORPORATION
                                             --------------------------
                                                    (Registrant)



Date:  March 30, 1999                        By /s/ MARK H. HAIN
                                               ------------------------
                                               Mark H. Hain
                                               Senior Vice President































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                                 EXHIBIT INDEX


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
Exhibit No.                               Description
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
   99.1           Agreement and Plan of Merger by and among Interim Services Inc.,
                  Interim Merger Corporation and Norrell Corporation, dated as of March
                  24, 1999.

   99.2 Press Release, dated March 25, 1999, issued jointly by Norrell Corporation and Interim Services Inc.
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